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                                                                 EXHIBIT 5.1

                                 [LETTERHEAD]



                              September 29, 1997

VIA EDGAR

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

           RE: RODI POWER SYSTEMS, INC. REGISTRATION STATEMENT ON FORM SB-2 (No. 333-30361)

Ladies and Gentlemen:

   You have requested our opinion regarding the validity of the issuance of securities (the "Securities") of RODI Power Systems, Inc. Common Stock covered by the above-referenced Registration Statement on Form SB-2 (the "Registration Statement"). These securities consist of: (i) 5,000,000 Units ("Units"), each Unit consisting of Common Stock, $.01 par value ("Common Stock"), and One Common Stock Purchase Warrant ("Warrant"); (ii) 5,000,000 shares of Common Stock comprising the Units; (iii) 5,000,000 Warrants comprising the Units; (iv) 5,000,000 shares of Common Stock issuable upon the exercise of the Warrants (the "Warrants"); (v) 100,000 Common Stock Purchase Warrants proposed to be issued to the Underwriter; and (vi) shares of Common Stock issuable upon exercise of the Underwriter's Warrants (the "Underwriter's Warrants").

   In our opinion, the Securities, when issued and sold in accordance with the terms described in the Registration Statement, will be duly and validly issued by the Company, fully

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U.S. Securities and Exchange Commission
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paid and non-assessable.

   We hereby consent to the inclusion of this opinion in the Registration Statement, including any amendments thereto, and to the reference to this firm in the Registration Statement under the section entitled "Legal Matters."


                                          Very truly yours,

                                          PRINDLE, DECKER & AMARO, LLP

                                          /s/ Samuel S. Guzik
                                          -----------------------------
                                          By: Samuel S. Guzik